                                                                   EXHIBIT 10.24

                 SERVICES SALES OUTSOURCING PARTNER AGREEMENT

   This Services Sales Partner Agreement ("Agreement") is made as of August 1, 2002 (the "Effective Date"), by and between Hewlett-Packard Company, a Delaware corporation with its principal place of business located at 3000 Hanover Street, Palo Alto, California 94304-1181 ("HP"), and Rainmaker Systems, ("Services Sales Outsourcing Partner" or "SSOP") and consists of this signature page, the attached General Terms and Conditions, and all attached Schedules. SSOP must sign this SSOP Agreement with the appropriate Schedules in order to sell Services.

   Whereas, HP desires to appoint SSOP to sell Services (as hereafter defined) on behalf of HP in the Territory (as hereafter defined) and to provide certain administrative functions with respect to the Services; and

   Whereas, SSOP has a sales force experienced in making sales to Customers (as hereafter defined) in the Territory and desires to act as SSOP and to sell Services for HP, pursuant to the terms of this Agreement;

   Now, therefore, the parties agree to the attached General Terms and Conditions and all attached Schedules and exhibits.

HEWLETT-PACKARD COMPANY                          RAINMAKER SYSTEMS, INC.

By: /s/ Michael Sheldon                          By /s/ Martin Hernandez
    --------------------------                      ----------------------------

Title: Americas Annuity Business & Channels Mgr  Title: COO
       ----------------------------------------         ------------------------

Address: 2700 N. Central Ave., Suite 700        Address: 1800 Green Hills Road
         Phoenix, AZ 85027                               Scotts Valley, CA 95066


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                       SERVICES SALES OUTSOURCING PARTNER

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS

     A. "Anniversary Date" shall mean the date on which a renewal term of this Agreement begins.

     B. "Customer" shall mean any customer that has placed an order for Services sold by SSOP and accepted by HP pursuant to this Agreement.

     C. "Services" shall mean HP Basic Services identified in Schedule 1. HP may add or delete Services listed in Schedules 1 by providing thirty(30) days written notice to SSOP.

     D. "Territory" shall mean the geographic locations identified in Schedule 2, as amended from time to time by the mutual agreement of the parties or by HP following thirty(30) days written notice to SSOP.

2. RELATIONSHIP

     A. HP hereby appoints SSOP, and SSOP hereby accepts such appointment, to be HP's [ ] SSOP in the Territory for the purpose of selling the Services. SSOP shall not appoint any subcontractor or distributor without HP's prior written consent.

     B. SSOP shall have no authority to bind HP to any contract, representation, understanding, act, or deed concerning HP or any Services covered by this Agreement without HP's prior written consent. This Agreement shall not be deemed to establish a joint venture or partnership. SSOP shall make no warranties or representations and no representations concerning prices, terms of delivery, terms of payment, or conditions of sale, relating to the Services unless such warranties and other representations are authorized in writing by HP.

     C. HP may request that the SSOP provide HP with a forecast of anticipated sales of Services for each year that this Agreement is in effect.

     D. Independent Contractor. The relationship of the parties established under this Agreement is that of independent contractor and neither party is a partner, employee, agent or joint venturer of or with the other.

     E. Supervision. SSOP will at all dines be solely responsible for all means, methods, techniques, sequences and procedures of the Services, and the acts and omissions of all employees, Subcontractors and agents, and all other persons performing any of the

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     Services. SSOP will at all times maintain strict discipline among its employees, and will not employ any person unfit or unskilled in the performance of the Services.

     F. Health and Safety. SSOP agrees that it has and will have sole responsibility for the health, safety, and welfare of its employees, Subcontractors, and agents performing Services under this Agreement.

     G. Compliance with Laws. SSOP will sell the Services and any other obligations under this Agreement in strict compliance with all Applicable Laws. HP will not be responsible for monitoring SSOP's compliance with any Applicable Laws.

     H. Nondiscrimination. SSOP will comply with all equal employment opportunity and non-discrimination requirements, including but not limited to, those prescribed by Presidential Executive Orders, the requirements of Executive Order 11246, the Vocational Rehabilitation Act, and the Vietnam Era Veterans' Readjustment Assistance Act.

     I. Labor Disputes. Whenever any actual or potential labor dispute delays or threatens to delay the timely selling of Services, or any of SSOP's other obligations under this Agreement, SSOP will immediately give written notice to HP and take all reasonable steps to prevent or resolve the dispute.

     J. Consultation With HP. SSOP agrees to make itself available at all reasonable times to consult with appropriate representatives of HP concerning any Services sold or to be sold by SSOP under this Agreement.

     K. Subcontractors. SSOP will not subcontract any of the Services to other persons or entities without the prior written approval of HP. All obligations imposed upon SSOP will be similarly imposed by SSOP upon any authorized Subcontractor. SSOP's execution of any subcontracts, including subcontracts approved by HP, will not relieve, waive or diminish any obligation SSOP may have to HP under this Agreement.

3. Duties of Services Sales Outsourcing Partner

     A. SSOP shall at all times, use its commercially reasonable efforts to promote the sales of Services covered by this Agreement in the Territory.

     B. HP hereby expressly authorizes SSOP to contact HP's customers for the purpose of selling the services as defined herein.

     C. SSOP's Marketing Efforts. SSOP shall use reasonable commercial efforts to market the Services throughout the Territory to the Target Market by performing such marketing services as SSOP may propose to undertake and HP may approve in advance in writing (with HP's approval not to be unreasonably withheld, conditioned or delayed).

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     D. SSOP shall keep informed of the condition of the market in the Territory and make available to HP any information relevant to the marketing of Services, such as sales possibilities, pricing trade statistics, competitive measures relating to the Territory. SSOP shall submit to HP a written report at least once, every [ ] months containing the data set forth in this section.

     E. SSOP shall not produce any advertising literature or fact sheets concerning Services unless it has been authorized to do so in writing by HP, and receives HP's approval of the promotional literature prior to its use.

     F. SSOP shall provide reasonable technical pre-sales support as may be deemed necessary by HP to enable Customers and prospective customers to satisfactorily buy the Services from HP in accordance with their particular needs.

     G. SSOP will be responsible for the steps of the sales cycle as set forth in the Operational Plan/Business Rules, schedule 4. SSOP will use the [ ] (as defined on the current HP price list, or as listed on an official HP Services quote) when quoting the price for Services to Customer unless otherwise agreed upon by HP.

     H. Upon receipt of Customer's order, SSOP will invoice Customer for the price of Services covering the initial term of the agreement. SSOP will collect payment from Customer for each invoice, and pay any applicable taxes to the appropriate government agencies.

     I. SSOP shall place monthly purchase orders with HP for the services. Following HP's receipt and fulfillment of such monthly purchase order, HP shall issue SSOP an invoice corresponding to such purchase order. Refer to billing schedule in Schedule 4, Operational Plan Business Rules. SSOP shall pay to HP all amounts set forth in such invoice within [ ] from the date of such invoice.

     J. If required by law, SSOP will hold a valid service resale certificate. HP may audit SSOP's records for the purpose of verifying and reconciling payment of Services charges from Customer to SSOP and from SSOP to HP. SSOP shall maintain appropriate records that will be made reasonably available for an audit. HP may only exercise this right on [ ].

     K. SSOP agrees to follow processes as defined by HP in Schedule 4 which both parries agree to be modified from time to time.

4. DUTIES OF HP

     A. HP shall supply SSOP with reasonable quantities of advertising literature and Services fact sheets for use in connection with selling the Services.

     B. HP will provide to SSOP current list paces for the Services set forth in this agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5. COMPENSATION

     A. SSOP s compensation for all Services sold are outlined in Schedule 4 Operational Plan/Business Rules document.

     B. Such commissions shall apply only to the Services sold by SSOP, and not to additional services or products, which may be sold by HP including services, sold during any renewal period.

     C. Such commissions shall apply only to Services for which the SSOP has purchased from HP. This initial term is typically one year in length but may be up to five years.

     D. SSOP will not earn a commission from HP under the following circumstance:

        1) SSOP has expanded or modified the Services agreement terms and conditions without prior authorization from HP.

     E. Taxes. SSOP will have sole responsibility for the payment of all employee taxes, compensation, wages, benefits, contributions, insurance, and like expenses, if any, of its employees. SSOP will indemnify and hold harmless HP, its officers, directors and employees from and against all liability and loss in connection with, and will assume responsibility for payment of, all federal, state and local taxes or contributions imposed as required under employment insurance, social security and income tax laws for SSOP's employees engaged in the selling of Services under this Agreement.

     F. HP hereby grants to SSOP a nonexclusive, non-assignable and royalty-free license to use any trademark(s) or service mark(s) approved by HP (to provide the Outsourced Services, including, without limitation, (1) to create the design of the SSOP Opportunity Name (as defined below) logo on the SSOP, (2) to take, handle and fulfill Customer orders for Products, and
     (3) to market the Products hereunder. HP, in its sole discretion from time to time, may change the appearance and/or style of HP Marks or add to or subtract from the approved list, provided that, unless required earlier by a court order or to avoid potential infringement liability, HP shall provide SSOP [ ] written notice of any such changes.

     G. Publicity. In furtherance of the purposes of this Agreement, HP hereby consents to the use and publication of its name, trademarks and corporate logos by SSOP in SSOP's sales, marketing and other materials, including (i) corporate presentations by SSOP, (ii) SSOP's web site, and (iii) materials intended for the financial community and SSOP's business partners. HP further consents to being described as a client of Rainmaker is such presentations and such sales, marketing and other materials during the term of this Agreement. SSOP shall not disclose any of the specifics of this Agreement to SSOP other clients, potential clients or to any third party. HP reserves the right to (a) review, upon request, any such sales, marketing and other materials which incorporate HP's name, trademarks or corporate logos, and (b) disapprove the use of such materials if HP

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     determines, at its sole discretion, that such materials or SSOP's use of such materials are objectionable or otherwise unsuitable.

6. INSURANCE REQUIREMENTS

     A. Required Coverages. SSOP, and any Subcontractors hired by SSOP will, at their own expense, maintain in force the following insurance coverage:

        1. Workers' Compensation and Employer's Liability
             Workers' Compensation insurance as required by statute; and Employers Liability insurance in not less than the following amounts (or as otherwise required by applicable state law):

                Bodily Injury by accident   [      ] per accident;
                Policy limit by disease     [      ]
                Bodily injury by disease    [      ] per employee.

        2. Comprehensive General Liability Insurance or Commercial General Liability
             Insurance will be provided with coverage for (a) Premises and Operations; (b) Products and Completed Operations; (c) Contractual Liability; (d) Broad Property Damage (including Completed Operations); (e) Explosion, Collapse and Underground Hazards (ECU) when Contractor will create risk normally coveted by such insurance; and (f) Personal Injury Liability. Comprehensive General Liability policy limits will be not less than a Combined Single Limit for Bodily Injury, Property Damage, and Personal Injury Liability of [ ] per occurrence and [ ] aggregate.

             Commercial General Liability (Occurrence) policy limits will be not less than [ ] per occurrence (combined single limit for bodily injury and property damage), [ ] for Personal. Injury Liability, [ ] aggregate for Products and Completed Operations, and [ ] general aggregate.

             Except for Products and Completed Operations coverage, the aggregate limits will apply separately to SSOP's Work under this Agreement. Each policy above will name HP, its officers, directors and employees as additional insured as to any acts or omissions by SSOP in the performance of this Agreement, and will stipulate that the insurance afforded additional insureds will apply as primary insurance, and no other insurance carried

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

             by any of them will be called upon to contribute to a loss covered under the insurance. If "claims made" policies are provided, SSOP will maintain such polices, without endangering aggregate limits, at the above stated minimums for a period of at least [ ] years after the expiration of the Term.

         3. Certificates of Insurance. Certificates of insurance evidencing the required coverages and limits must be furnished to HP prior to the commencement of any Services, and at such other times as requested by HP. SSOP will provide HP [ ] days written notice prior to cancellation. In no event will the coverages or limits of any insurance maintained by SSOP pursuant to this Agreement, or the lack or unavailability of any other insurance, limit or diminish in any way SSOP's obligations or liability to HP under this Agreement.

7. Indemnification by SSOP:

     A. SSOP will defend, indemnify, protect and hold harmless HP, its officers, directors, and employees from and against any and all claims, losses, liens, demands, attorneys' fees, damages, liabilities, costs, expenses, obligations, causes of action, or suits, (collectively "Claims") to the extent that such Claims are caused by, arise out of, or are connected in any way with:

         1. Any negligent act or omission, whether active or passive and whether actual or alleged, or wilful misconduct of SSOP or its employees, Subcontractors or agents, to the maximum extent permitted by law;

         2. the breach of this Agreement by SSOP or its employees, Subcontractor or agents of any of its contractual obligations, covenants, undertakings or promises under this Agreement; or

         3. property loss, damage, personal injury or death, sustained by Contractor or by any of Contractor's employees, Subcontractors or agents.

8. Term and Termination

     A. The term of this Agreement is [ ] years. At the end of that term, the parties may renew the Agreement by mutual agreement. HP will evaluate the Agreement at the time of renewal based on (i) the SSOP's order connection rate as set forth in schedule 4 (ii) Customer satisfaction as set forth in schedule 4 and (iii) whether SSOP has paid amounts due to HP in a timely manner in accordance with the terms of this agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     B. Upon [ ] written notice, either party may terminate this Agreement. Upon termination, both HP and the SSOP will review the status of the orders procured by SSOP, and SSOP will pay HP all sums due on those orders.

     C. If SSOP becomes insolvent, is unable to pay its debts when due, files for bankruptcy, is the subject of involuntary bankruptcy, has a receiver appointed, or has its assets assigned, HP my terminate this Agreement without notice and may cancel any unfilled obligations.

9. INTELLECTUAL PROPERTY

     A. Neither party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademark or any other intellectual property rights owned by the other.

     B. Other than the right to procure sales for HP, SSOP shall have no rights to use HP's corporate name, or to use HP trademarks or trade names, except as HP may approve in writing, in advance. Upon termination of this Agreement for any reason, SSOP will immediately discontinue all uses of HP's corporate name, trademarks, or trade names, and shall immediately discontinue any and all representations, direct or implied, that it is or was an HP SSOP, or HP representative.

10. CONFIDENTIALITY

     A. In the event that Confidential Information is exchanged, each, party will protect the confidential information of the other in line same manner in which it protects its own confidential information of a similar nature but with no less than a reasonable degree of care. This obligation of confidentiality applies if the party claiming the benefit of the provision furnishes such information in writing and marks such information as "Confidential" or if such information is provided orally, and the transmitting party ("Discloser') confirms in writing to the receiving party ("Recipient") that it is confidential within 30 days of its communication. Confidential Information must be kept confidential for three (3) years after the date of disclosure.

     B. As used herein, the term "Confidential Information" shall include, without limitation, all information designated by either party as confidential pursuant to the Confidential Disclosure agreement, schedule 5, all information or data concerning or related to Customer lists, HP Products (including the discovery, invention, research, improvement, development, manufacture, or sales thereof), processes, or general business operations including sales costs, profits, pricing methods, organization and employee lists), and any information obtained through access to any systems (including computers, networks, voice mail, etc.) which, if not otherwise described above, is of such nature that a reasonable person would believe it to be confidential.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     C. This Section imposes no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient's possession befog the disclosure; (b) is or becomes a matter of public knowledge through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser's prior written approval.

     D. SSOP acknowledges that the terms of this Agreement are confidential and agrees not to disclose the terms without HP's prior written consent. SSOP agues to inform its employees of the confidentiality obligations imposed by this Agreement. This Section 10 shall survive the termination of this Agreement.

11. GENERAL

     A. SSOP may not assign or transfer its rights in this Agreement without HP's prior written consent.

     B. No party's failure to exercise any of its rights under this Agreement will constitute or be deemed waiver or forfeiture of those rights.

     C. Any term of this Agreement that is held to be invalid will be deleted, but the remainder of these terms will not be affected.

     D. The laws of the State of California will govern any disputes arising in connection with this Agreement.

     E. SSOP represents and warrants that it is an independent business engaged is the sale of various products or in the independent representation of various manufacturers or sellers of products, SSOP shall have sole fiscal and other responsibility for the acts and compensation of its own employees and the expenses of the conduct of its business.

     F. In no event will HP's liability under this Agreement exceed [ ]. IN NO EVENT WILL HP OR ITS AFFILIATES, SUBCONTRACTORS OR SUPPLIERS BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. This Section 11F will survive the termination of this Agreement.

     G. Outside the United States, this Agreement is subject to amendment as may be required by local law. HP must approve all countries in advance where SSOP would like to sell HP Services and those countries must be added to
     Schedule 3 in order for this agreement to apply to those countries. SSOP acknowledges that variations in Services offered, such as hours of coverage, currency requirements, specific country requirements, working hours and response times, may exist in some countries.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     H. This Agreement, and its attached Schedules, set forth the entire agreement and understanding between HP and the SSOP relating to transactions described herein and supersede any previous communications, representations or agreements between the parties, whether oral or written, regarding these transactions. SSOP's additional or different terms and conditions will not apply. This Agreement may not be changed except by an amendment signed by an authorized representative of each party.

     I. SSOP and HP expressly ague that the United Nations Convention on Contracts of the International Sale of Goods will not apply to transactions processed under this Agreement.

     J. The following Schedules are attached and made a part of this Agreement. BP may offer new or revised Schedules by forwarding them to SSOP by postal or electronic means. Such Schedules shall become effective for all referrals after receipt by SSOP.

   Attached Schedules

Schedule l - HP Services
Schedule 2 - Territory
Schedule 3 - Discount schedule
Schedule 4 - Operational Plan/Business Rules
Schedule 5 - Confidential Disclosure Agreement
Schedule 6 - Agency agreement


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 1

                                   HP Services

All HP packaged services. Other HP services outlined in Schedule 4, Operational
                              Plan/Business Rules.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                                    Territory

Service Sales Outsourcing Partner's non-exclusive Territory is currently The United States of America. Other countries may be added during the term of this agreement under Schedule 4, Business Rules.



Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 3

                                Discount Schedule

Refer to discount schedule in Schedule 4, Operational Plan/ Business Rules document.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 4

             SSOPA/Hewlett-Packard Operational Plan/Business Rules

Please refer to the Operational Plan/Business Rules, which will be modified periodically.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 5

                        CONFIDENTIAL DISCLOSURE AGREEMENT







Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Current Description of HP Hardware Support Services, to be kept updated in
Schedule 4 Operational/ Business Rules document.

..  Priority On-Site service
Designed for production-critical applications, this support level provides HP's best possible response between 8:00 am and 9:00 pm, Monday through Friday. HP will arrive on site to begin hardware maintenance within 4 hours for calls received between 8:00 am and 5:00 pm local time, for sites located within 100 miles of a primary HP Support Responsible Office.

..  Next Day On-Site Service
This service level is designed for customers who want the convenience of on-site service, but who do not require HP's fastest response time. HP will arrive on site to begin hardware maintenance between 8:00 am and 5:00 pm local time, Monday through Friday, during the next working day after the day a call is received. This applies to sites located within 100 miles of a primary HP Support Responsible Office.

.. Provides Priority level of on-site service during the product warranty period .. Provides Next Day level of on-site service during the warranty period.

Hardware Support Specifications:

HP will provide all labor, parts, and materials necessary to maintain in good operating condition products covered by this Agreement. At the time of repair, HP may install engineering improvements and modifications to improve operation and reliability or to meet legal requirements, and will perform preventative maintenance services such as cleaning and inspecting as appropriate. Replacement parts will be new or their equivalent; replaced parts will become the property of HP. For on-site services, Customer is responsible for providing access to products being serviced and for ensuring that a representative is present while service is being performed. HP performs all services during HP's normal business hours, excluding HP holidays. HP reserves the right and Customer consents to HP's use of subcontractors to assist in the provision of HP Hardware System Support Service as HP deems appropriate, without notice to Customer.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Terms and Conditions:

1. Support Services: HP will provide the support services described in this Agreement.

2. Charges: SSOPA will collect monies for support from end user and pay HP, HP List price less the discount set forth in schedule 3.

3. Eligible Products: To be eligible for support, products must be in good operating condition and at current revision levels. To bring non-eligible products up to these requirements, HP will charge HP standard rates in effect on the date of the support order. Relocation of products is Customer's responsibility and may result in additional support charges and modified service response times. Products moved to another country may continue to be serviced subject to availability of an HP authorized support provider.

4. Support Warranty: HP warrants the replacement parts provided to maintain hardware products serviced hereunder against defects in materials and workmanship. If HP receives notice of such defects during the term of this Agreement, HP will, at its option, repair or replace the replacement parts that prove to be defective.

   THE ABOVE WARRANTY IS EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Remedies and Liability: For any material breach of this Agreement by HP, Customer's remedy and HP's liability will be limited to a refund of the related support charges paid during the period of breach, up to a maximum of 12 months. HP will not be liable for performance delays or for nonperformance duo to causes beyond its reasonable control. HP will be liable for damage to tangible property per incident up to the greater of $300,000 or the actual charges paid to HP for the product that is the subject of the claim, and for damages for bodily injury or death, to the extent that all such damages are determined by a court of competent jurisdiction to have been directly caused by a defective HP service sold under this Agreement.

6. Uniform Coverage: All products that constitute the minimum system configuration must be covered under the same level of service.

7. Limitations of Service: HP does not provide support for "Nonqualified Products." Nonqualified Products are hardware and software not supplied or approved by HP and products for which Customer does not allow HP to incorporate modifications. Customer is responsible for removing Nonqualified Products to allow HP to perform support services. If support services are made more difficult because of a Nonqualified Product, HP will charge Customer for the extra work at HP's standard rates.

   Services do not cover any damage or failure caused by:

   a. use of non-HP media and supplies or use of items not designated for use with products being serviced; or

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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

   b. site conditions that do not conform to HP's site specifications; or

   c. fire or water damage, neglect, improper use, electrical disturbances, transportation by Customer, work of modification by people other than HP employees or subcontractors, or other causes beyond HP's control.

8. Customer Responsibilities: Customer is responsible for the security of its proprietary and confidential information and for maintaining a procedure external to the products to reconstruct lost or altered files, data, or programs. Customer will provide HP service personnel with the operating supplies used during normal operation. Customer must notify HP if products serviced are being used in an environment that poses a potential health hazard to HP employees or subcontractors; HP may require Customer to maintain such products under HP supervision. If remote support is available, Customer will allow HP to keep system and network diagnostic programs resident on Customer's system for the exclusive purpose of performing diagnostics. Customer acknowledges that Customer has no ownership interest in diagnostic hardware or software provided by HP and that HP may remove these diagnostic programs and any HP-loaned modems or remote access devices upon termination of this Agreement. Customer's system must be configured to permit access to one voice-grade telephone line and one data-quality telephone line; both must have terminations located near Customer's system. Upon HP's request, Customer will run HP-supplied diagnostic programs before having a product serviced under this Agreement.

9. Term: This Agreement will begin on the start date specified by HP as follows: for products under warranty, the day following the product's warranty expiration date; for products not under warranty, HP reserves the right to require a 31-day wait period following acceptance of this Agreement by HP, unless Customer purchases a precontract inspection to determine coverage. The minimum term for any order is 12 full months unless otherwise agreed, and all orders will continue until terminated by either party under time provisions of this Agreement. The 07A and 07C services are provided only during the product warranty period.

10. Termination. Customer may terminate the Agreement with 30 days' written notice. Upon 60 days' written notice, HP may cancel the Agreement. If Customer fails to pay any sum when due or fails to perform under this or any other agreement with HP after 10 days' written notice, HP may discontinue performance under these terms.

11. Governing Laws: Any disputes arising in connection with this Agreement will be governed by the laws of the State of California. The courts of the State of California will have jurisdiction.

12. Entire Agreement: The terms and conditions of this Agreement constitute the entire understanding between the parties relating to the provision of the services listed above. Customer's acceptance of this Agreement is deemed to occur upon Customer's signature or payment, or upon HP's provision of any support services.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                       18